Intralinks Appoints Jim Steele to its Board of Directors

New York, September 19, 2016 - Intralinks® Holdings, Inc. (NYSE: IL), a secure content collaboration company, today announced that Jim Steele has been appointed to the company’s board of directors, effective September 15, 2016. Mr. Steele is currently president and chief revenue officer of Insidesales.com, Inc., and is the former president and chief customer officer of Salesforce.com, Inc.

“Jim brings impressive sales and customer service experience to our board from leading enterprise SaaS companies,” said Ron Hovsepian, CEO of Intralinks. “We will greatly benefit from his leadership experience and track record of driving performance on a global scale as Intralinks continues its next growth phase.”

“It’s an honor to join the Intralinks team,” said Mr. Steele. “As companies seek simple, secure and compliant ways to collaborate with colleagues, partners and customers, Intralinks continues to lead within the secure content collaboration market. My experience in increasing revenue, streamlining operations and improving customer engagement will help the company fully realize its vision of protecting content in motion to help companies get more work done.”

While serving as president and chief customer officer at Salesforce, Mr. Steele helped the company grow from $25 million to more than $5 billion in revenue. In his role as president and chief revenue officer at Insidesales.com, he has built the company’s global enterprise sales team and grown bookings and revenue dramatically. Mr. Steele has also held leadership roles at Ariba and IBM and has a Bachelor of Science degree in civil engineering from Bucknell University.

About Intralinks
Intralinks Holdings, Inc. (NYSE: IL) is a global content collaboration company that provides cloud-based solutions to control the sharing, distribution, and management of high value content within and across organizations according to the highest-level of security and the most stringent compliance regulations. Over 90,000 clients, 99% of the Fortune 1000 companies, have depended on Intralinks' to digitally transform and simplify critical business processes, and secure high-value information. With a 20-year track record of enabling high-stakes transactions and business collaborations valued at more than $30 trillion, Intralinks is a trusted provider of easy-to-use, enterprise strength, cloud-based collaboration technology. For more information, visit www.intralinks.com.

Forward Looking Statements
The forward-looking statements contained in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are express or implied statements that are not based on historical information and include, among other things, statements concerning Intralinks’ plans, intentions, expectations, projections, hopes, beliefs, objectives, opportunities, goals and strategies.  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control and could cause actual results to differ materially from those contemplated in these forward-looking statements. Accordingly, there can be no assurance that the results or commitments expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. As such, Intralinks undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For a detailed list of the factors and risks that could affect Intralinks’ financial and other results, please refer to Intralinks Holdings, Inc.’s public filings with the Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K for the year-ended December 31, 2015 and subsequent quarterly reports.

Trademarks and Copyright
“Intralinks” and Intralinks’ stylized logo are the registered trademarks of Intralinks, Inc. This press release may also refer to trade names and trademarks of other organizations without reference to their status as registered trademarks. © 2016 Intralinks, Inc.

Media Contact
Mikala Vidal
Intralinks Holdings, Inc.
617-357-3663
mvidal@intralinks.com

Investor Contact
Dean Ridlon
Intralinks Holdings, Inc.
617-607-3957
dridlon@intralinks.com